Teekay Corporation 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton HM 08 Bermuda	Exhibit 5.1

April 24, 2019

Registration Statement on Form F-3: Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Corporation, a Marshall Islands corporation (the “Corporation”), in connection with the preparation of the Corporation’s Registration Statement on Form F-3 (the “Rule 462(b) Registration Statement”) filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with respect to the registration of the issuance and sale from time to time, of the Corporation’s common shares, par value $0.001 per share (“Common Shares”), having an aggregate sale price of $10,500,000.

The Rule 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form F-3 (No. 333-221806), as amended (the “Registration Statement”), including the prospectus contained therein, which was initially filed with the Securities and Exchange Commission on November 29, 2017.

The Common Shares will be sold from time to time as set forth in the Rule 462(b) Registration Statement, the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Rule 462(b) Registration Statement, the Registration Statement and Prospectus;

(ii)

the articles of incorporation and bylaws of the Corporation (collectively, the “Organizational Documents”, and together with the Rule 462(b) Registration Statement, the Registration Statement, and the Prospectus, the “Documents”); and

(iii)

such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Corporation as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power and legal right of all parties (other than the Corporation) to the Rule 462(b) Registration Statement and the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), to enter into and perform their respective obligations thereunder. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

In rendering this opinion letter, we have also assumed:

(i)

that the issuance and sale of the Common Shares complies in all respects with applicable state and federal securities laws and with the terms, conditions and restrictions set forth in the Documents and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the filing by the Corporation of the Rule 462(b) Registration Statement and Prospectus substantially in the form examined by us;

(iii)

a definitive purchase agreement, underwriting agreement or similar agreement with respect to any Common Shares offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto;

(iv)

any Common Shares will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, after receipt of the consideration approved by the Corporation’s board of directors and any required holder of shares of the Corporation; and

(v)	the Corporation will have a sufficient number of authorized but unissued Common Shares on the date of issuance of any Common Shares.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Corporation and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Corporation is validly existing under Marshall Islands Law.

2.

When the terms of the issuance and sale thereof have been duly authorized and approved by the Corporation’s board of directors, and when issued and delivered by the Corporation after payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Rule 462(b) Registration Statement, the Registration Statement, Prospectus and a Prospectus Supplement, the Common Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP